EXHIBIT 11

                              PIMCO Advisors L.P.
                  Computations of Primary Net Income Per Unit
                    (in thousands, except per unit amounts)
                                  (Unaudited)

                                                               For the three months ended June 30,
                                                      ----------------------------------------------------
                                                          General Partner
                                                            and Class A                  Class B
                                                      ----------------------------------------------------
                                                         1997          1996          1997          1996
                                                      -----------   -----------   -----------   ----------
Net income                                               $27,413       $23,808       $27,413      $23,808
                                                         =======       =======       =======      =======
Weighted average number of units outstanding              40,946        40,928        32,992       32,961
Weighted average effect of Limited Partnership
    unit options                                           1,660         1,503         1,644        1,332
                                                         -------       -------       -------      -------
Weighted average number of units and unit
    equivalents used to calculate net income per unit     42,606        42,431        34,636       34,293
                                                         =======       =======       =======      =======
        Net income per unit                              $  0.34       $  0.33       $  0.37      $  0.29
                                                         =======       =======       =======      =======


                              PIMCO Advisors L.P.
                  Computations of Primary Net Income Per Unit
                    (in thousands, except per unit amounts)
                                  (Unaudited)

                                                                      For the six months ended June 30,
                                                             ----------------------------------------------------
                                                                  General Partner
                                                                    and Class A                 Class B
                                                             ----------------------------------------------------
                                                                1997          1996          1997          1996
                                                             -----------   -----------   -----------   ----------
Net income                                                       $50,602       $43,171       $50,602      $43,171
                                                                 =======       =======       =======      =======

Weighted average number of units outstanding                      40,946        40,924        32,978       32,961
Weighted average effect of Limited Partnership
      unit options                                                 1,692         1,489         1,859        1,344
                                                                 -------       -------       -------      -------

Weighted average number of units and unit
       equivalents used to calculate net income per unit          42,638        42,413        34,837       34,305
                                                                 =======       =======       =======      =======

        Net income per unit                                      $  0.66       $  0.64       $  0.64      $  0.47
                                                                 =======       =======       =======      =======

                              PIMCO Advisors L.P.
               Computations of Fully Diluted Net Income Per Unit
                    (in thousands, except per unit amounts)
                                  (Unaudited)

                                                                        For the three months ended June 30,
                                                             ------------------------------------------------------
                                                                General Partner
                                                                  and Class A                   Class B
                                                             ------------------------------------------------------
                                                                1997          1996          1997           1996
                                                             -----------   -----------   -----------   ------------
Net income                                                       $27,413       $23,808       $27,413        $23,808
                                                                 =======       =======       =======        =======

Weighted average number of units outstanding                      40,946        40,928        32,992         32,961
Weighted average effect of Limited Partnership
     unit options                                                  1,669         1,514         1,702          1,383
                                                                 -------       -------       -------        -------

Weighted average number of units and unit equivalents
     used to calculate net income per unit                        42,615        42,442        34,694         34,344
                                                                 =======       =======       =======        =======

     Net income per unit                                         $  0.34       $  0.33       $  0.37        $  0.29
                                                                 =======       =======       =======        =======

                              PIMCO Advisors L.P.
               Computations of Fully Diluted Net Income Per Unit
                    (in thousands, except per unit amounts)
                                  (Unaudited)

                                                                        For the six months ended June 30,
                                                             ------------------------------------------------------
                                                                General Partner
                                                                   and Class A                   Class B
                                                             ------------------------------------------------------
                                                                1997          1996          1997           1996
                                                             -----------   -----------   -----------   ------------
Net income                                                       $50,602       $43,171       $50,602        $43,171
                                                                 =======       =======       =======        =======

Weighted average number of units outstanding                      40,946        40,924        32,978         32,961
Weighted average effect of Limited Partnership
      unit options                                                 1,725         1,494         2,082          1,369
                                                                 -------       -------       -------        -------

Weighted average number of units and unit equivalents
      used to calculate net income per unit                       42,671        42,418        35,060         34,330
                                                                 =======       =======       =======        =======

      Net income per unit                                        $  0.66       $  0.64       $  0.64        $  0.47
                                                                 =======       =======       =======        =======